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                                                                  Exhibit (4)(o)

                      MERRILL LYNCH LIFE INSURANCE COMPANY

              GUARANTEED MINIMUM WITHDRAWAL BENEFIT ("GMWB") RIDER


This Rider is part of the Contract to which it is attached (the "Base Contract") and is subject to all the terms and conditions of the Base Contract. The provisions of this Rider control over any contrary provisions of the Base Contract.

This Rider is available only if, on the GMWB Effective Date, the Owner (and Co-Owner, if any) is not younger than the Minimum Age for GMWB Rider and is not older than the Maximum Age for GMWB Rider. The GMWB Effective Date and the Minimum Age and Maximum Age for the GMWB Rider are shown on the GMWB Rider page of the Contract Schedule ("GMWB Rider Schedule").

If the Owner is a non-natural person, all references to Owner shall mean Annuitant. As described on the GMWB Rider Schedule, restrictions may apply to Owners and Annuitants.

RIGHT TO CANCEL RIDER: As described on the GMWB Rider Schedule, You may cancel this Rider to be effective on any of the Allowable GMWB Cancellation Dates by notification acceptable to Us.

RIGHT TO ADD RIDER: As described on the GMWB Rider Schedule, if this Rider has been cancelled, You may re-elect it to be effective on any of the subsequent Allowable GMWB Addition Dates by notification acceptable to Us. Availability of this Rider and its provisions are subject to the terms and conditions in effect at the time of each subsequent Allowable GMWB Addition Date.

WAIVER OF CONTRACT PROVISIONS: As described on the GMWB Rider Schedule, certain Contract provisions will be waived while this Rider is in effect.

ALLOCATION GUIDELINES AND RESTRICTIONS: As described on the GMWB Rider Schedule, Allocation Guidelines and Restrictions will apply and We may periodically rebalance Your Account Value while this Rider is in effect.

GUARANTEED LIFETIME AMOUNT (GLA): This Rider guarantees that You may receive up to the GLA each year during Your lifetime (or, if there are Co-Owners, until the death of the first Owner).

Your GLA is determined by multiplying the applicable Lifetime Income Percentage by the GMWB Base. The Lifetime Income Percentage and GMWB Base and how each is determined are described on the GMWB Rider Schedule

Withdrawals which cause the cumulative amount withdrawn in any Contract Year to be greater than the GLA will reduce the GMWB Base, possibly to zero.

If the Account Value is reduced to zero as a result of either a withdrawal or the deduction of fees and/or charges and the resulting GMWB Base is greater than zero, then an Annuity Date will be established and GLA payments will be made each year as described under GMWB Settlement on the GMWB Rider Schedule.

Any Ownership change that does not result in termination of this Rider may result in a change to the Lifetime Income Percentage. Any change in the Lifetime Income Percentage or the GMWB Base will result in a corresponding change to Your GLA.

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ML112                                                                   SPECIMEN

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WAIVER OF SURRENDER CHARGE: As described on the GMWB Rider Schedule, any
Surrender Charge that would otherwise apply to all or a portion of a withdrawal made while this Rider is in effect may be waived.

PREMIUM LIMITATION: As described on the GMWB Rider Schedule, We may limit or not accept additional Premiums while this Rider is in effect.

BENEFIT AVAILABLE ON MATURITY DATE: As described on the GMWB Rider Schedule, if the Maturity Date occurs while this Rider is in effect, We will make the GLA available each year through lifetime annuity payments as described on the GMWB Rider Schedule.

GMWB CHARGE: The current and maximum GMWB Charge Percentage, how the charge is determined, and when and how it is collected are described on the GMWB Rider Schedule. The current GMWB Charge may change but it will never exceed the maximum GMWB Charge.

TERMINATION: This Rider will terminate upon the earliest of:
     (i)    a withdrawal that reduces the GMWB Base to zero; or
     (ii) a change of Owner resulting in termination as described under Change of Owner on the GMWB Rider Schedule; or
     (iii) cancellation of this Rider in accordance with the Right to Cancel Rider provision; or
     (iv) establishment of an Annuity Date when the Account Value has been reduced to zero and the GMWB Base is greater than zero as described under Guaranteed Lifetime Amount; or
     (v) application of all of the Annuity Value to an Annuity Option on the Annuity Date; or
     (vi) receipt of Due Proof of Death of the Owner (the first Owner to die if this Contract has Co-Owners) unless at that time this Rider is available under the Base Contract and an Eligible Spousal Beneficiary continues the Base Contract and qualifies for continuation of this Rider; or
     (vii)  termination of the Base Contract.

All benefits and charges associated with this Rider will cease after the effective date of termination.


                                      MERRILL LYNCH LIFE INSURANCE COMPANY


                                      By: /s/ Lori M. Salvo
                                         ---------------------------
                                                Secretary


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ML112                                                                   SPECIMEN

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                          CONTRACT SCHEDULE (CONTINUED)
                                                   Contract Number: [%999999999]


GMWB RIDER SCHEDULE

GMWB EFFECTIVE DATE:                    [October 1, 2005]

MINIMUM AGE FOR GMWB RIDER:             [40]

MAXIMUM AGE FOR GMWB RIDER:             [75]

ALLOWABLE GMWB CANCELLATION DATES:      each [3rd] Contract Anniversary,
                                        provided We receive written notification at Our Service Center no earlier than [90] days but at least [3] days prior to such GMWB Cancellation Date.

ALLOWABLE GMWB ADDITION DATES:          each [3rd] Contract Anniversary,
                                        provided We receive written notification at Our Service Center no earlier than [90] days but at least [3] days prior to such GMWB Addition Date.


RESTRICTIONS ON OWNERS:
     [Only spouses may be Co-Owners. If there are Co-Owners, they also must be Joint Annuitants.]

RESTRICTIONS ON ANNUITANTS:
     If the Owner is an individual natural person, then the Annuitant must be the Owner. Only spouses may be Joint Annuitants. If there are Joint Annuitants, they also must be Co-Owners.]

WAIVER OF CONTRACT PROVISIONS:
     The following Contract Provisions are waived while this Rider is in effect:
          [1] [the Inactive Contract provision in the General Provisions section of the Base Contract; and]
          [2] [the Minimum Surrender Value after a partial withdrawal requirement in the Withdrawals Requirements and Limitations section of the Contract Schedule, except if You request a withdrawal resulting in an Excess Withdrawal (as described in the GMWB Base section of the GMWB Rider Schedule).]

ALLOCATION GUIDELINES AND RESTRICTIONS:

     You must participate in a [quarterly] Rebalancing Program and provide Us with written instructions that comply with the following:

          (1) You must allocate at least [40%], but not more than [70%] of Your total allocations among [subaccounts] in the following Investment
               Categories:
                         [Large Cap]
                         [Mid Cap]
                         [Small Cap]
                         [International]

          (2) You must allocate no more than [40%] of Your total allocations among the following Investment Categories:
                         [Small Cap]
                         [International]
                         [Alternative]
                         [Money Market]

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ML112-5(7/05)                                                           SPECIMEN
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                          CONTRACT SCHEDULE (CONTINUED)
                                                   Contract Number: [%999999999]

GMWB RIDER SCHEDULE (CONTINUED)

          (3) You must allocate the remaining amounts among the other Investment Categories so Your total allocations equal 100%.

          (4) You must choose a periodic Rebalancing Date [from the 1st through the 28th day of the month].

          (5) You must schedule Your first Rebalancing Date to begin within [95] days from the GMWB Effective Date.

          (6)  You agree to furnish new allocation instructions that comply with
               (1) - (3) above prior to any future closure or elimination of a [subaccount] in which You are invested.

     You may request to change Your instructions while this Rider is in effect provided that each request complies with (1)-(4) above.

     On a GMWB Addition Date and on each [quarterly] Rebalancing Date thereafter, We automatically reallocate Your [Account Value] to maintain the percentage allocation among the [subaccounts] that You have selected.

     You must allocate any additional Premiums in accordance with the [subaccounts] and percentages You have selected.

     You may request to transfer among [subaccounts] while this Rider is in effect provided that each request results in an allocation of Your [Account Value] that complies with (1) and (2) above as of the end of the last Valuation Period preceding receipt of Your request.

     Only pro-rata withdrawal requests affecting all [subaccounts] in which You are invested will be accepted while this Rider is in effect.

     [We reserve the right to impose additional limitations on Your ability to allocate to or make transfers involving designated [subaccounts] which may be made available in the future].

LIFETIME INCOME PERCENTAGE:
     The initial Lifetime Income Percentage set forth below is based upon the age of the Owner (or the younger Owner if there are Co-Owners) on the date of the first withdrawal on or after the GMWB Effective Date.

            Age of (Younger) Owner when         Lifetime
          First Withdrawal is taken on or        Income
            after GMWB Effective Date          Percentage
          -------------------------------      ----------
                    [40-44]                      [3.5%]
                    [45-49]                      [4.0%]
                    [50-54]                      [4.5%]
                    [55-59]                      [5.0%]
                    [60-64]                      [5.5%]
                    [65-69]                      [6.0%]
                    [70-74]                      [6.5%]
                     [75+]                       [7.0%]


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                          CONTRACT SCHEDULE (CONTINUED)
                                                   Contract Number: [%999999999]

GMWB RIDER SCHEDULE (CONTINUED)

     [If the first withdrawal occurs within [3] years of the GMWB Effective Date, the applicable Lifetime Income Percentage will be reduced by [1%].]

     The Lifetime Income Percentage will be redetermined on the effective date of a change of Owner acceptable to Us, in accordance with the percentages then in effect.

GMWB BASE:
     THE GMWB BASE IS USED SOLELY TO DETERMINE THE GUARANTEED LIFETIME AMOUNT
     (GLA) AND THE GMWB CHARGE. THE GMWB BASE DOES NOT ESTABLISH OR GUARANTEE AN ACCOUNT VALUE, SURRENDER VALUE, MINIMUM DEATH BENEFIT OR MINIMUM RETURN FOR ANY INVESTMENT OPTION.

     (1)  ON THE GMWB EFFECTIVE DATE:

          If the GMWB Effective Date is the Contract Date, the GMWB BASE is the Initial Premium. If the GMWB Effective Date is an Allowable GMWB Addition Date, the GMWB BASE is the [Contract Value] on the GMWB Effective Date.

     (2)  PRIOR TO THE FIRST WITHDRAWAL AFTER THE GMWB EFFECTIVE DATE:

          The GMWB BASE is equal to [[the greater of] [the GMWB Maximum Anniversary Value (MAV) Base] [and] [the GMWB Roll-Up Base]].

               (a) [GMWB MAV BASE: The GMWB MAV Base is equal to the greatest of the anniversary values. An anniversary value is equal to the sum of (i) plus (ii) where:

                         (i) is the GMWB Base on the GMWB Effective Date and is the Contract Value on each Contract Anniversary thereafter; and
                         (ii) is the sum of all Additional Premiums since that
                              date.

                    We will calculate an anniversary value on the GMWB Effective Date and on each Contract Anniversary thereafter through the earlier of the date You make Your first withdrawal on or after the GMWB Effective Date, and the [10th] Contract Anniversary after the GMWB Effective Date. No additional anniversary values will be calculated thereafter for purposes of the GMWB MAV Base.]

               (b) [GMWB ROLL-UP BASE: The GMWB Roll-Up Base is equal to the sum of (i) plus (ii) where:

                         (i) is the GMWB Base on the GMWB Effective Date with interest compounded daily at an annual rate of [5]%; and


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ML112-5(7/05)                                                           SPECIMEN
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                          CONTRACT SCHEDULE (CONTINUED)
                                                   Contract Number: [%999999999]

GMWB RIDER SCHEDULE (CONTINUED)

                         (ii) is the sum of all Additional Premiums since the
                              GMWB Effective Date with interest compounded daily from the Contract Anniversary on or following the effective date of each Additional Premium payment at an annual rate of [5]%.

                    Interest will accrue until the earlier of the date You make Your first withdrawal after the GMWB Effective Date, and the [10th] Contract Anniversary after the GMWB Effective Date. No interest will accrue thereafter for purposes of the GMWB Roll-Up Base.]

     (3)  ON AND AFTER THE FIRST WITHDRAWAL AFTER THE GMWB EFFECTIVE DATE:

          (a) When the cumulative withdrawals during the Contract Year, including the most recent withdrawal, are not in excess of the GLA, the GMWB BASE will equal the GMWB Base immediately prior to such withdrawal.

          (b) When an Excess Withdrawal applies during the Contract Year, the GMWB BASE will equal the lesser of:
               (i) the GMWB Base immediately prior to such withdrawal less the Adjusted Excess Withdrawal; or
               (ii) the [Account Value] after the withdrawal.

     EXCESS WITHDRAWAL:
          (1) If cumulative withdrawals in a Contract Year have already exceeded the GLA in effect at the time of a withdrawal request, then the entire amount of that withdrawal is an Excess Withdrawal.

          (2) If a withdrawal causes the total amount withdrawn during a Contract Year to exceed the GLA in effect at the time of the withdrawal request, then the amount that the cumulative withdrawals are in excess of the GLA is an Excess Withdrawal.

     ADJUSTED EXCESS WITHDRAWAL: An Adjusted Excess Withdrawal is equal to the Excess Withdrawal multiplied by an adjustment factor. The adjustment factor is calculated by dividing the GMWB Base by the [Account Value], where both values are determined just prior to such withdrawal.

     [REQUIRED MINIMUM DISTRIBUTION (RMD): If you are required to make withdrawals from Your Contract to satisfy the RMD rules under Section 401(a)(9) of the Internal Revenue Code You must notify us in writing.

     If We receive such written notification and if We determine that the RMD for Your Contract is greater than Your GLA, then any reduction to the GMWB Base may be limited as follows:

          (1) Notwithstanding section (3)(b) above, if cumulative withdrawals for that Contract Year, including the requested withdrawal, do not exceed the RMD, then We will limit any adjustment factor to not exceed 1.0, and the GMWB Base will equal (3)(b)(i) above.

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                          CONTRACT SCHEDULE (CONTINUED)
                                                   Contract Number: [%999999999]

GMWB RIDER SCHEDULE (CONTINUED)

          (2) If a withdrawal causes cumulative withdrawals for that Contract Year to exceed the RMD, then We will limit the adjustment factor for a portion of the Excess Withdrawal (equal to the Excess Withdrawal less the amount by which cumulative withdrawals exceed the RMD) to not exceed 1.0. The adjustment factor for the remaining portion of the Excess Withdrawal will be determined as described in the ADJUSTED EXCESS WITHDRAWAL section of the GMWB Rider Schedule.]

     [AUTOMATIC STEP-UP: On each [3rd] Contract Anniversary after the first withdrawal [and prior to the [20th] Contract Anniversary following the GMWB Effective Date], if the Contract Value is greater than the GMWB Base, the GMWB Base will be increased to equal the Contract Value.]

GMWB SETTLEMENT:
     On any date the Account Value is reduced to zero, the following will occur:
          (1) any remaining GLA not yet withdrawn in the current Contract Year will be paid in a lump sum in accordance with applicable legal requirements; and
          (2) an Annuity Date no earlier than the [next Contract Anniversary] will be established and annuity payments equal to the GLA divided by [12], payable until the death of the [first] Annuitant, will start on that date; and
          (3)  all riders attached to the Base Contract will terminate.

     Different payment intervals or other lifetime annuity payments acceptable to Us may be used, but will result in an actuarially reduced annuity payment.

CHANGE OF OWNER:
     If there is a change of Owner or an assignment (in states where applicable) of this Contract, this Rider will terminate unless the Owner is changed under any of the circumstances described below:

          [(1) a spouse of the current Owner is added as an Owner and was neither younger than the minimum age for GMWB Rider nor older than the Maximum Age for GMWB Rider on the GMWB Effective Date; or
          (2)  a spouse of the current Owner is removed as an Owner; or
          (3) as the result of the creation or termination of a trust, the life (or lives) upon which GLA payments under this Rider are based has not changed; or
          (4) an Eligible Spousal Beneficiary becomes the Owner and on the GMWB Effective Date was not younger than the Minimum Age for GMWB Rider.]

SPOUSAL CONTINUATION:
     If the Spousal Continuation Option is elected or is automatically applied and this Rider is still available, [the GMWB Base will be reset to equal the greater of the Contract Value and the GMWB Base, and] the Lifetime Income Percentage will be based on the age of the spouse on the Spousal Continuation Date subject to the terms and conditions in effect at that time.


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                          CONTRACT SCHEDULE (CONTINUED)
                                                   Contract Number: [%999999999]

GMWB RIDER SCHEDULE (CONTINUED)

WAIVER OF SURRENDER CHARGE:
     Any Surrender Charge that would otherwise apply to the portion of a withdrawal that is not an Excess Withdrawal will be waived.

PREMIUM LIMITATION:
     [No additional Premiums can be paid on or after the date You make Your first withdrawal on or after the GMWB Effective Date.]

BENEFIT AVAILABLE ON MATURITY DATE:
     The Benefit Available on Maturity Date will provide [monthly] annuity payments equal to the GLA divided by [12] until the death of the [first] Annuitant.

     We must receive written notification of Your election of such Benefit Available on Maturity Date no earlier than [90] days but at least [3] days prior to the Maturity Date.

     Different payment intervals or other lifetime annuity payments acceptable to Us may be used, but will result in an actuarially reduced annuity payment.

GMWB CHARGE:
                              Current             Maximum
                              -------             -------
     GMWB Charge Percentage:  [0.65% annually]    [1.50% annually]

     [The GMWB Charge is calculated on each Monthaversary as follows:
          (1)  the GMWB Base is determined on the Monthaversary;
          (2)  that amount is multiplied by the current GMWB Charge Percentage;
          (3)  the resulting amount is divided by 12.]

     The sum of the GMWB Charges calculated on each of the three preceding Monthaversaries is deducted from the Contract Value on each Quarterversary.

     [If the Contract Date falls on the 29th, 30th or 31st, We will use the last day of the month for any month that does not have a corresponding Monthaversary or Quarterversary for purposes of calculating and deducting GMWB Charges.]

     If the GMWB Rider is terminated other than on a Quarterversary, We will deduct from the Contract Value the [pro-rata portion of any GMWB Charges calculated on any prior Monthaversary but not yet collected.]

     [The GMWB Charge is deducted from each [subaccount] in the ratio of Your interest in each [subaccount] to Your [Account Value] on the date the charge is collected.]

     The [Contract Value and] Surrender Value [are] reduced by any GMWB Charges calculated but not yet collected.


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ML112-5(7/05)                                                           SPECIMEN